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                                                                   Exhibit 10(r)

                                 March 10, 2000

Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172

Gentlemen/Ladies:

            Lennar Corporation ("Borrower") has requested credit facilities (the "Facilities") in the aggregate principal amount of $1,300,000,000 (the "Aggregate Commitment") to finance the acquisition (the "Acquisition") of all of the issued and outstanding capital stock of U.S. Home Corporation (the "Target") in exchange for $265,800,000 of Lennar stock and $265,800,000 in cash, the refinancing of certain indebtedness of Borrower and the Target (including certain debt securities of the Target) and for other general corporate purposes.

            Bank One, NA, having its principal office in Chicago, Illinois ("Bank One"), and Bankers Trust Company ("BT") are pleased to provide Borrower with, in the case of Bank One, up to $650,000,000 and, in the case of BT, up to $650,000,000 of the Aggregate Commitment. Bank One shall be Administrative Agent and BT shall be Syndication Agent (collectively, the "Agents") on the terms and conditions set forth in this commitment letter ("Commitment Letter") and the term sheet attached hereto ("Term Sheet"). Banc One Capital Markets, Inc. ("BOCM"), an affiliate of Bank One, and Deutsche Bank Securities Inc, an affiliate of BT ("DBSI" and together with BOCM, the "Co-Lead Arrangers"), are pleased to provide Borrower with their respective undertakings to syndicate all or a portion of the Facilities to additional lenders (together with the Agents, the "Lenders"). While Agents' agreement herein is to provide the entire amount of the Facilities on a fully underwritten basis, Co-Lead Arrangers reserve the right to syndicate all or a portion of the Facilities to additional Lenders with a corresponding reduction in the Agents' commitments. The Agents and Co-Lead Arrangers (and their respective agents, officers and employees) will have the right to share with each other information received from Borrower's agents, officers, and employees. The obligations of the Agents hereunder are several and not joint, and neither of the Agents shall be responsible for the failure of the other Agent to perform such other Agent's obligations hereunder; provided that each Agent's commitment to provide a portion of the Facilities is subject to the other Agent's providing its portion of the Facilities Agent reserves the right to allocate its commitment among its respective affiliates.

            In addition to the Facilities contemplated by this Commitment Letter, the Acquisition and the refinancing of certain indebtedness of Borrower and the Target (including certain debt securities of the Target) will be funded with the proceeds of $500,000,000 of senior and/or subordinated debt securities to be issued by the Borrower (the "Debt Securities") or from a $500,000,000 bridge loan to be obtained by the Borrower (the "Bridge Loan") The terms and conditions of the Debt Securities and the Bridge Loan, including, without limitation, those pertaining to amortization, interest rate, covenants, defaults, subordination and standstill must be acceptable to Agents and Co-Lead Arrangers. In addition, the definitive structure and the


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financial, legal, accounting and tax aspects of the Acquisition must be satisfactory to Agents and Co-Lead Arrangers.

            Agents and Co-Lead Arrangers have reviewed certain historical and pro forma financial statements of Borrower and Target and other materials provided by Borrower. Agents and Co-Lead Arrangers have not had the opportunity to complete their due diligence review, inspection, and evaluation of the assets and liabilities of the Target and Borrower and their respective subsidiaries, and their respective financial condition and prospects. Agents' commitments and Co-Lead Arrangers' undertakings are subject to their respective satisfaction with the foregoing and to the continuing satisfaction therewith and the satisfaction of such other due diligence investigation as may be necessary for their respective evaluation.

            Borrower agrees (i) to reimburse Agents and Co-Lead Arrangers for all out-of-pocket expenses (including the fees of outside counsel and time charges for inside counsel) incurred in connection with this Commitment Letter, Fee Letter (as hereinafter defined), and the Term Sheet (the Commitment Letter, Fee Letter and Term Sheet collectively the "Commitment"), the transactions contemplated by the Commitment, and Agents' and Co-Lead Arrangers' ongoing due diligence, including without limitation travel expenses and costs incurred in connection with the preparation, negotiation, execution, administration, syndication, and enforcement of any document relating to this transaction and Agents' and Co-Lead Arrangers' roles hereunder, (ii) to indemnify and hold harmless the Agents, Co-Lead Arrangers, Lenders and their respective officers, employees, agents, attorneys, directors, and affiliates (collectively, the "Indemnified Persons") against any and all losses, claims, damages, or liabilities of every kind whatsoever to which the Indemnified Persons may become subject in connection in any way with the transaction which is the subject of the Commitment, including without limitation expenses incurred in connection with investigating or defending against any liability or action whether or not a party thereto, except to the extent any of the foregoing is found in a final judgment by a court of competent jurisdiction to have arisen from such Lender's gross negligence or willful misconduct; and (iii) that no Indemnified Person shall have any liability to Borrower for consequential damages on any theory of liability in connection in any way with the transaction which is the subject of the Commitment. The obligations described in this paragraph are independent of all other obligations of Borrower hereunder and under the Loan Documents (as defined in the Term Sheet), shall survive the expiration, revocation or termination of the Commitment, and shall be payable whether or not the financing transactions contemplated by the Commitment shall close. Agents' and Co-Lead Arrangers' respective obligations under the Commitment are enforceable solely by the party signing the Commitment and may not be relied upon by any other person. If the commitment, or any act, omission or event described in this paragraph becomes the subject of a dispute, the parties hereto each hereby waive trial by jury. For purposes of this paragraph, the terms "Agents" and "Co-Lead Arrangers" shall include any affiliate of either.

            Co-Lead Arrangers will, in consultation with Borrower, manage all aspects of the syndication, including, without limitation, decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of the fees discussed herein among the Lenders. Upon Co-Lead Arrangers' acceptance of any such commitment from a Lender, Agents shall be relieved of their


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respective commitments to fund such amount on a pro rata basis. To assist
Co-Lead Arrangers in their syndication efforts, Borrower shall (a) provide and to cause its advisors to provide Co-Lead Arrangers upon request with all information deemed reasonably necessary by it to complete successfully the syndication, including, without limitation, all information and projections prepared by Borrower or on Borrower's behalf relating to the transactions contemplated hereby, (b) cause the management of the Borrower to actively participate in, both the preparation of an information package regarding the operations and prospects of the Borrower and the presentation of the information to prospective Lenders; and (c) not make any statement publicly about the Commitment or the Facilities which might negatively affect Co-Lead Arrangers' ability to syndicate the Facilities. Borrower will also, if Co-Lead Arrangers so request, assist Co-Lead Arrangers in the process of obtaining for Borrower a credit rating from a nationally recognized rating agency (and Borrower will pay the reasonable fees and out-of-pocket expenses incurred in connection with obtaining such a rating).

            Agents and Co-Lead Arrangers shall be entitled, after consultation with Borrower, to change any or all of the structure, terms or pricing of the Facilities if the syndication has not been completed and if Agents and Co-Lead Arrangers determine that such changes are advisable in order to ensure a successful syndication of the Facilities; provided that the amount of the Facilities remains unchanged. Co-Lead Arrangers' undertakings and Agents' commitments hereunder are subject to the agreements in this paragraph.

            Borrower authorizes each of Agents and Co-Lead Arrangers to answer inquiries from the media with respect to the Facilities and to issue press releases with respect to the Facilities. Borrower hereby authorizes each of Agents and Co-Lead Arrangers, at their respective sole expense but without any prior approval by Borrower, to publish such tombstones and give such other publicity to the Facilities as each may from time to time determine in its sole discretion. The foregoing authorizations shall remain in effect unless the Borrower notifies each in writing that such authorization is revoked.

            Please indicate your acceptance of the Commitment by Agents and undertaking by Co-Lead Arrangers in the space indicated below and return a copy of this letter so executed to Agents and Co-Lead Arrangers. The Commitment and undertaking will expire at 5 p.m (Chicago time) March 14, 2000, unless on or prior to such time Agents and Co-Lead Arrangers shall have received a copy of this letter executed by Borrower. Notwithstanding timely acceptance of the Commitment pursuant to the preceding sentence, the Commitment will automatically terminate unless definitive Loan Documents are executed and the Acquisition is consummated on or before June 3, 2000. By its acceptance hereof, Borrower agrees to pay Agents and Co-Lead Arrangers the fees described in the fee letters (collectively, the "Fee Letter") of even date herewith.

            By accepting delivery of this letter, Borrower hereby agrees that, prior to the execution hereof, Borrower will not disclose, either expressly or impliedly, without Agents' and Co-Lead Arrangers' consent, to any person any of the terms of the Commitment, or the fact that the Commitment or the financing proposal represented thereby exists except that Borrower may disclose any of the foregoing to any employee, financial advisor (but not to any financial advisor which may be a provider of debt in this transaction) or attorney of Borrower to whom, in each case, it is necessary to disclose such information, so long as any such employees, advisors or attorneys are directed to observe


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this confidentiality obligation. Upon Borrower's execution of this Commitment
Letter, Borrower may make public disclosure of the existence and the amount of the Aggregate Commitment, and Borrower may publicly file a copy of the Commitment Letter and Term Sheet (but not the Fee Letter), or make such other disclosures if such disclosure is, in the opinion of Borrower's counsel, required by law. Without Limiting the generality of the foregoing, Borrower will not make a public disclosure of the Fee Letter without a written opinion of its counsel indicating such disclosure is required by law or regulation. If Borrower does not accept the Commitment, Borrower is to immediately return it and all copies of it to Administrative Agent.

            Agents' and Co-Lead Arrangers' agreement hereunder is separate and distinct from BOCM's and DBSI's agreement to act as Borrower's joint lead managers in connection with the Debt Securities or the commitment of Bankers Trust Corporation and First Chicago Capital Corporation to make the Bridge Loan. Borrower has directed Agents and Co-Lead Arrangers that those personnel of Agents and Co-Lead Arrangers working on the commitment hereunder and those working on the private placement of the Debt Securities and those personnel of Bankers Trust Corporation and First Chicago Capital Corporation working on the Bridge Loan should share the Borrower's confidential information with each other and generally work together on this transaction. Borrower acknowledges and consents to these units acting in these multiple roles, and further acknowledges that the fact that affiliates of the Agents are providing placement services or bridge loan financing to Borrower does not mean that the terms of any such proposal (i) are acceptable to Agents or Co-Lead Arrangers in their capacities as such or as Lenders or (ii) are or will be acceptable to any other Lenders.

            Each Agent reserves the right to assign some or all of its rights and delegate some or all of its responsibilities hereunder to one of its affiliates. This letter and Term Sheet supersede any and all prior versions thereof. This letter shall be governed by the internal laws of the State of New York, and may only be amended by a writing signed by all parties.


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            We look forward to working with you on this transaction.

                                     BANK ONE, N.A.,
                                     INDIVIDUALLY AND AS ADMINISTRATIVE
                                     AGENT

                                     By: /s/ Tim Greening
                                     Title: Sr. Vice President


                                     BANC ONE CAPITAL MARKETS, INC.,
                                     AS LEAD ARRANGER AND JOINT BOOK
                                     MANAGER

                                     By: /s/ Tim Greening
                                     Title: Sr. Managing Director


                                     BANKERS TRUST COMPANY,
                                     INDIVIDUALLY AND AS SYNDICATION
                                     AGENT

                                     By:
                                     Title:

                                     DEUTSCHE BANK SECURITIES, INC.,
                                     AS LEAD ARRANGER AND JOINT
                                     BOOK MANAGER

                                     By:
                                     Title:

Accepted and agreed

LENNAR CORPORATION

By:
Title:
Date:


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            We look forward to working with you on this transaction.

                                     BANK ONE, N.A.,
                                     INDIVIDUALLY AND AS ADMINISTRATIVE
                                     AGENT

                                     By:
                                     Title:


                                     BANC ONE CAPITAL MARKETS, INC.,
                                     AS LEAD ARRANGER AND JOINT BOOK
                                     MANAGER

                                     By:
                                     Title:


                                     BANKERS TRUST COMPANY,
                                     INDIVIDUALLY AND AS SYNDICATION
                                     AGENT

                                     By: /s/ Victoria T. Munsell
                                     Title:

                                     DEUTSCHE BANK SECURITIES, INC.,
                                     AS LEAD ARRANGER AND JOINT
                                     BOOK MANAGER

                                     By: /s/ [Illegible]
                                     Title: MANAGING DIRECTOR

Accepted and agreed

LENNAR CORPORATION

By:
Title:
Date:


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